Exhibit 99.2

Unless the context otherwise requires, references to:

•	“Talos,” “we,” “us,” “our,” or the “Company,” refer to Talos Energy Inc., a Delaware corporation, and its subsidiaries;

•	“Talos Production” refer to Talos Production Inc., a Delaware corporation;

•	“SEC” refer to the U.S. Securities and Exchange Commission;

•	“EnVen” refer to EnVen Energy Corporation, a Delaware corporation; and

•	“QuarterNorth” refer to QuarterNorth Energy Inc., a Delaware corporation.

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

QuarterNorth Acquisition

On January 13, 2024, we entered into a definitive agreement to acquire QuarterNorth, a private operator in the Deepwater U.S. Gulf of Mexico, for consideration consisting of (i) $1,273.9 million in cash and (ii) 24.8 million shares of our common stock (the “QuarterNorth Acquisition,” and such agreement the “QuarterNorth Merger Agreement”). We expect to fund the cash portion of the purchase price for the QuarterNorth Acquisition via borrowings under the Talos Production bank credit facility (the “Bank Credit Facility”), the proceeds from an underwritten equity offering, available cash on hand and, opportunistically to the extent market conditions warrant, other capital markets offerings or other debt financings, as appropriate. The QuarterNorth Acquisition is expected to close in the first quarter of 2024, subject to customary closing conditions.

EnVen Acquisition

On February 13, 2023, we completed the acquisition (the “EnVen Acquisition”) of EnVen, a private operator in the Deepwater U.S. Gulf of Mexico, for consideration consisting of (i) $207.3 million in cash, (ii) 43.8 million shares of the Company’s common stock valued at $832.2 million and (iii) the effective settlement of an accounts receivable balance of $8.4 million.

Other Transaction Accounting Adjustments

The transaction accounting adjustments in the pro forma financial statements for the QuarterNorth Acquisition and EnVen Acquisition consists of those necessary to account for the transactions. Separately, we expect to generate gross proceeds of $300.0 million by issuing shares of our common stock in an underwritten equity offering to partially fund the cash consideration in the QuarterNorth Acquisition. The adjustments related to the issuance of common stock are shown in a separate column as “Equity Financing.”

Pro Forma Presentation

The following unaudited pro forma combined financial statements (which we refer to as the “pro forma financial statements”) have been prepared from the respective historical consolidated financial statements of Talos, EnVen, and QuarterNorth adjusted to give effect to the EnVen Acquisition and QuarterNorth Acquisition and related financing consisting of borrowings under the Bank Credit Facility and planned proceeds from the underwritten equity offering. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, combine the historical consolidated statement of operations of Talos, EnVen, and QuarterNorth, giving effect to the EnVen Acquisition and QuarterNorth Acquisition and related financing as if the transactions had been consummated on January 1, 2022. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Talos and QuarterNorth as of September 30, 2023, giving effect to the QuarterNorth Acquisition and related financing as if the transactions had been consummated on September 30, 2023. The pro forma financial statements contain certain reclassification adjustments to conform the historical EnVen and QuarterNorth financial statement presentation to Talos’s financial statement presentation.

The pro forma financial statements are presented to reflect the EnVen Acquisition and QuarterNorth Acquisition and related financing and do not represent what Talos’s financial position or results of operations would have been had these acquisitions occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following these acquisitions. The pro forma financial statements are intended to provide information about the continuing impact of the acquisitions and related financing as if the transaction had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Talos’s results of operations. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

Talos used currently available information to determine preliminary fair value estimates for the consideration and its allocation to the QuarterNorth assets acquired and liabilities assumed. The estimates of fair value of QuarterNorth’s assets and liabilities are based on reviews of QuarterNorth’s internally generated financial statements and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the pro forma financial statements.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of QuarterNorth’s identifiable assets acquired and liabilities assumed as of the closing date, which could result from Talos’s additional valuation analysis, reserves estimates, discount rates and other factors.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statement of operations. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The pro forma financial statements have been developed from and should be read in conjunction with the separate historical consolidated financial statements and related notes thereto in Talos’s SEC filings, EnVen’s historical consolidated financial statements and related notes thereto included in the April 12, 2023 current report on Form 8-K, and QuarterNorth’s historical consolidated financial statements and related notes thereto included in this current report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(In thousands, except share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	QuarterNorth	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Pro Forma Combined Talos
			(see Note 4)	(see Note 4)		(see Note 5)
ASSETS
Current assets:
Cash and cash equivalents	$13,631	$387,722	$—	$584,708	(b)	$287,800	$—
				$(1,273,861)	(d)
Accounts receivable:
Trade, net	181,384	—	83,520	—		—	264,904
Joint interest, net	93,798	—	64,458	—		—	158,256
Other, net	10,744	—	31,511	—		—	42,255
Accounts receivable, net	—	179,489	(179,489)	—		—	—
Assets from price risk management activities	11,497	—	12	—		—	11,509
Prepaid assets	86,077	—	13,606	—		—	99,683
Other current assets	14,457	40,492	(13,606)	—		—	41,343
Material and supplies	—	49,166	(49,166)	—		—	—

Total current assets	411,588	656,869	(49,154)	$(689,153)		287,800	617,950

Property and equipment:
Proved properties	7,691,828	—	1,301,937	(30,513)	(i)	—	8,963,252
Unproved properties, not subject to amortization	267,297	181,384	—	246,720	(i)	—	695,401
Proved properties, net	—	858,737	(858,737)	—		—	—
Other property and equipment	33,795	2,667	4,074	—		—	40,536

Total property and equipment	7,992,920	1,042,788	447,274	216,207		—	9,699,189
Accumulated depreciation, depletion and amortization	(3,985,613)	—	(447,274)	447,274	(i)	—	(3,985,613)

Total property and equipment, net	4,007,307	1,042,788	—	$663,481		—	5,713,576

Other long-term assets:
Restricted cash	101,760	—	—	—		—	101,760
Assets from price risk management activities	4,550	—	65	—		—	4,615
Equity method investments	141,682	—	—	—		—	141,682
Other well equipment inventory	44,643	—	49,166	—		—	93,809
Notes receivable, net	15,805	—	—	—		—	15,805
Operating lease assets	12,313	—	5,836	—		—	18,149
Other assets	13,452	6,704	(5,836)	—		—	14,320

Total assets	$4,753,100	$1,706,361	$77	$(25,672)		$287,800	$6,721,666

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(In thousands, except share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	QuarterNorth	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Pro Forma Combined Talos
			(see Note 4)	(see Note 4)		(see Note 5)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,557	$56,860	$—	$—		$—	$182,417
Accrued liabilities	205,095	122,680	(14,320)	14,649	(c)	—	331,753
				3,649	(n)
Accrued royalties	54,092	—	14,182	—		—	68,274
Current portion of long-term debt	33,109	—	—	—		—	33,109
Current portion of asset retirement obligations	69,288	10,577	—	—		—	79,865
Liabilities from price risk management activities	55,042	43,711	12	—		—	98,765
Accrued interest payable	30,536	—	138	—		—	30,674
Current portion of operating lease liabilities	2,859	—	1,225	—		—	4,084
Other current liabilities	54,221	2,943	(1,225)	—		—	55,939

Total current liabilities	629,799	236,771	12	18,298		—	884,880

Long-term liabilities:
Long-term debt	1,018,774	182,060	—	584,708	(b)	—	1,788,482
				2,940	(h)
Asset retirement obligations	747,560	112,732	—	—		—	860,292
Liabilities from price risk management activities	8,981	9,576	65	—		—	18,622
Operating lease liabilities	18,888	—	4,848	—		—	23,736
Other long-term liabilities	267,036	4,848	(4,848)	143,998	(k)	—	479,042
			68,008
Deferred income taxes	—	68,008	(68,008)			—	—

Total liabilities	2,691,038	613,995	77	749,944		—	4,055,054

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of September 30, 2023	—	—	—	—		—	—
Common stock $0.01 par value; 270,000,000 shares authorized; 127,480,361 shares (174,486,135 pro forma shares) issued as of September 30, 2023	1,275	—	—	248	(e)	222	1,745
Common stock	—	79	—	(79)	(f)		—
Additional paid-in capital	2,541,906	978,531	—	(978,531)	(f)	287,578	3,164,284
				334,800	(e)
Accumulated earnings (deficit)	(433,615)	113,756	—	(113,756)	(f)	—	(451,913)
				(14,649)	(c)
				(3,649)	(n)
Treasury stock, at cost; 3,400,000 shares as of September 30, 2023	(47,504)	—	—	—		—	(47,504)

Total stockholders’ equity	2,062,062	1,092,366	—	(775,616)		287,800	2,666,612

Total liabilities and stockholders’ equity	$4,753,100	$1,706,361	$77	(25,672)		$287,800	$6,721,666

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(In thousands, except per share amounts)

		Historical	Transaction Accounting Adjustments
	Talos pro forma adjusted for EnVen Acquisition	QuarterNorth	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Pro Forma Combined Talos
	(see Note 2)		(see Note 4)	(see Note 4)		(see Note 5)
Revenues:
Oil	$1,043,775	$448,064	$—	$—		$—	$1,491,839
Natural gas	$55,704	24,600	—	—		—	80,304
NGL	$25,491	13,273	—	—		—	38,764
Turnkey revenue	—	87,157	—	(87,157)	(l)	—	—
Other revenue	—	18,005	—	—		—	18,005

Total revenues	1,124,970	591,099	—	(87,157)		—	1,628,912
Operating expenses:
Lease operating expense	297,387	115,481	13,492	—		—	426,360
Decommissioning costs of goods sold	—	61,927	—	(61,927)	(l)	—	—
Production taxes	1,813	—	—	—		—	1,813
Depreciation, depletion and amortization	501,455	155,261	—	(377)	(j)	—	656,339
Accretion expense	66,244	8,488	—	—		—	74,732
General and administrative expense	162,041	27,314	1,377	—		—	190,732
Insurance expense	—	16,175	(16,175)	—		—	—
Other operating (income) expense	(55,172)	11,428	—	—		—	(43,744)

Total operating expenses	973,768	396,074	(1,306)	(62,304)		—	1,306,232

Operating income (loss)	151,202	195,025	1,306	(24,853)		—	322,680
Interest expense	(136,814)	(5,769)	(1,306)	(35,507)	(b)	—	(183,052)
				(3,656)	(m)
Price risk management activities expense	(10,312)	(56,562)	—	—		—	(66,874)
Equity method investment income	2,938	—	—	—		—	2,938
Other income (expense)	12,107	6,411	—	—		—	18,518

Net income (loss) before income taxes	19,121	139,105	—	(64,016)		—	94,210
Income tax benefit (expense)	60,742	(30,276)	—	13,443	(g)	—	43,909

Net income (loss)	$79,863	$108,829	$—	$(50,573)		$—	$138,119

Net income (loss) per common share:
Basic	$0.64						$0.80
Diluted	$0.63						$0.80
Weighted average common shares outstanding:
Basic	125,358			24,800	(e)	22,206	172,364
Diluted	126,161			24,800	(e)	22,206	173,167

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(In thousands, except per share amounts)

		Historical	Transaction Accounting Adjustments
	Talos pro forma adjusted for EnVen Acquisition	QuarterNorth	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Pro Forma Combined Talos
	(see Note 2)		(see Note 4)	(see Note 4)		(see Note 5)
Revenues:
Oil	$2,007,690	$709,484	$—	$—		$—	$2,717,174
Natural gas	274,634	83,066	—	—		—	357,700
NGL	72,891	27,127	—	—		—	100,018
Turnkey revenue	—	70,008	—	(70,008)	(l)	—	—
Other revenue	—	22,787	—	—		—	22,787

Total revenues	2,355,215	912,472	—	(70,008)		—	3,197,679
Operating expenses:
Lease operating expense	392,257	158,603	16,060	—		—	566,920
Decommissioning costs of goods sold	—	57,410	—	(57,410)	(l)	—	—
Production taxes	3,488	—	—	—		—	3,488
Depreciation, depletion and amortization	696,533	223,755	—	(2,463)	(j)	—	917,825
Accretion expense	79,635	15,835	—	—		—	95,470
General and administrative expense	181,281	20,400	1,697	14,649	(c)	—	221,676
				3,649	(n)
Insurance expense	—	19,198	(19,198)	—		—	—
Other operating expense	33,902	6,826	—	—		—	40,728

Total operating expenses	1,387,096	502,027	(1,441)	(41,575)		—	1,846,107

Operating income	968,119	410,445	1,441	(28,433)		—	1,351,572
Interest expense	(178,758)	(20,876)	(1,441)	(31,998)	(b)	—	(237,948)
				(4,875)	(m)
Price risk management activities expense	(365,420)	(98,104)	—	—		—	(463,524)
Equity method investment income	14,222	—	—	—		—	14,222
Other income (expense)	38,503	59,891	—	—		—	98,394

Net income (loss) before income taxes	476,666	351,356	—	(65,306)		—	762,716
Income tax benefit (expense)	(1,130)	(77,918)	—	13,714	(g)	—	(65,334)

Net income (loss)	$475,536	$273,438	$—	$(51,592)		$—	$697,382

Net income (loss) per common share:
Basic	$3.77						$4.03
Diluted	$3.73						$4.00
Weighted average common shares outstanding:
Basic	126,254			24,800	(e)	22,206	173,260
Diluted	127,483			24,800	(e)	22,206	174,489

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The Talos historical financial information has been derived from its Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2023. The EnVen historical financial information has been derived from its audited annual financial statements for the year ended December 31, 2022 and unaudited financial statements from January 1, 2023 through February 12, 2023. The QuarterNorth historical financial information have been derived from its audited annual financial statements for the year ended December 31, 2022 and unaudited financial statements for the nine months ended September 30, 2023. Certain EnVen and QuarterNorth historical amounts have been reclassified to conform to Talos’s financial statement presentation. The pro forma financial statements should be read in conjunction with Talos’s, EnVen’s, and QuarterNorth’s historical consolidated financial statements and the notes thereto. EnVen’s historical consolidated financial statements and the notes thereto are included in the April 12, 2023 current report on Form 8-K. QuarterNorth’s historical consolidated financial statements and the notes thereto are included in this current report on Form 8-K. The pro forma balance sheet gives effect to the QuarterNorth Acquisition and related financing consisting of borrowings under the Bank Credit Facility and proceeds from an underwritten equity offering as if they had been completed on September 30, 2023. The pro forma statement of operations gives effect to the EnVen Acquisition and QuarterNorth Acquisition and related financing as if they had been completed on January 1, 2022.

The pro forma adjustments for the EnVen Acquisition and QuarterNorth Acquisition and the related financing are described in the accompanying notes to the pro forma financial statements. The transaction accounting adjustments in the pro forma financial statements for the QuarterNorth Acquisition and EnVen Acquisition consists of those necessary to account for the transactions. Separately, we expect to generate gross proceeds of $300.0 million by issuing shares of our common stock in an underwritten equity offering to partially fund the cash consideration in the QuarterNorth Acquisition. The adjustments related to the issuance of common stock are shown in a separate column as “Equity Financing.”

In the opinion of Talos’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the pro forma financial statements. The pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the EnVen Acquisition and QuarterNorth Acquisition and related financing had occurred on the dates indicated, nor are they indicative of Talos’s future financial position or results of operations.

Note 2—EnVen Acquisition Transaction Accounting Adjustments

The following tables present the unaudited pro forma condensed combined statement of operations for the EnVen Acquisition for the nine months ended September 30, 2023 and the year ended December 31, 2022.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2023

(In thousands, except per share amounts)

	Historical
	Talos (1)	EnVen (2)	Pro Forma Adjustments		Talos pro forma adjusted for EnVen Acquisition
Revenues:
Oil	$995,081	$48,694	$—		$1,043,775
Natural gas	53,383	2,321	—		55,704
NGL	24,463	1,028	—		25,491

Total revenues	1,072,927	52,043	—		1,124,970
Operating expenses:
Lease operating expense	286,075	11,312	—		297,387
Production taxes	1,813	—	—		1,813
Depreciation, depletion and amortization	480,476	17,047	3,932	(b)	501,455
Accretion expense	63,430	3,391	(577)	(c)	66,244
General and administrative expense	121,257	40,784	—		162,041
Other operating expense	(55,172)	—	—		(55,172)

Total operating expenses	897,879	72,534	3,355		973,768

Operating income (loss)	175,048	(20,491)	(3,355)		151,202
Interest expense	(128,850)	(6,623)	204	(d)	(136,814)
			(1,526)	(e)
			(19)	(f)
Price risk management activities expense	(13,668)	3,356	—		(10,312)
Equity method investment income	2,938	—	—		2,938
Other income (expense)	10,450	1,555	102	(g)	12,107

Net income (loss) before income taxes	45,918	(22,203)	(4,594)		19,121
Income tax benefit (expense)	55,516	4,261	965	(h)	60,742

Net income (loss)	$101,434	$(17,942)	$(3,629)		$79,863

Net income (loss) per common share:
Basic	$0.86				$0.64
Diluted	$0.85				$0.63
Weighted average common shares outstanding:
Basic	118,459		6,899	(i)	125,358
Diluted	119,262		6,899	(i)	126,161

(1)	Represents Talos consolidated results of operations for the nine months ended September 30, 2023, which includes EnVen beginning on February 13, 2023.
(2)	Represents EnVen stand-alone consolidated results of operations for the period from January 1, 2023 to February 12, 2023 conformed to the Talos financial statement presentation.

Talos historical general and administrative (“G&A”) expense above includes approximately $12.8 million of nonrecurring acquisition-related costs in connection with the EnVen Acquisition. Additionally, Talos incurred $24.9 million in severance expense in connection with the EnVen Acquisition that is included in G&A. EnVen historical G&A expense above includes $20.8 million of stock-based compensation due to restricted stock awards that vested and accelerated as a result of the closing of the EnVen Acquisition as well as $12.7 million of nonrecurring transaction costs associated with the EnVen’s merger with Talos.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(In thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	EnVen	Reclass Adjustment (a)	Pro Forma Adjustments		Talos pro forma adjusted for EnVen Acquisition
Revenues:
Oil	$1,365,148	$—	$642,542	$—		$2,007,690
Natural gas	227,306	—	47,328	—		274,634
NGL	59,526	—	13,365	—		72,891
Oil, natural gas, and NGL revenue	—	703,235	(703,235)	—		—
Production handling and other income	—	27,505	(27,505)	—		—

Total revenues	1,651,980	730,740	(27,505)	—		2,355,215
Operating expenses:
Lease operating expense	308,092	81,394	24,302	—		392,257
			8,939
			(2,965)
			(27,505)
Workover, repair, and maintenance	—	24,302	(24,302)	—		—
Transportation, gathering, and processing costs	—	8,939	(8,939)	—		—
Production taxes	3,488	—	—	—		3,488
Depreciation, depletion and amortization	414,630	149,441	—	132,462	(b)	696,533
Accretion expense	55,995	26,901	—	(3,261)	(c)	79,635
General and administrative expense	99,754	78,562	2,965	—		181,281
Other operating expense	33,902	—	—	—		33,902

Total operating expenses	915,861	369,539	(27,505)	129,201		1,387,096

Operating income (loss)	736,119	361,201	—	(129,201)		968,119
Interest expense	(125,498)	(46,446)	—	2,589	(d)	(178,758)
				(8,929)	(e)
				(474)	(f)
Price risk management activities expense	(272,191)	(93,229)	—	—		(365,420)
Equity method investment income	14,222	—	—	—		14,222
Other income (expense)	31,800	5,203	—	1,500	(g)	38,503

Net income (loss) before income taxes	384,452	226,729	—	(134,515)		476,666
Income tax benefit (expense)	(2,537)	(26,841)	—	28,248	(h)	(1,130)

Net income (loss)	$381,915	$199,888	$—	$(106,267)		$475,536

Net income (loss) per common share:
Basic	$4.63					$3.77
Diluted	$4.56					$3.73
Weighted average common shares outstanding:
Basic	82,454			43,800	(i)	126,254
Diluted	83,683			43,800	(i)	127,483

Talos historical general and administrative (“G&A”) expense above includes approximately $9.0 million of nonrecurring acquisition-related costs in connection with the EnVen Acquisition. EnVen historical G&A expense above includes $7.3 million of nonrecurring transaction costs associated with the EnVen merger with Talos.

The following adjustments and assumptions were made in the preparation of the unaudited pro forma financial statements:

(a)	Reflects reclassifications to the EnVen historical financial statements to conform to Talos’ financial statement presentation.

(b)

Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the EnVen Acquisition. The pro forma depletion rate for the year ended December 31, 2022 was estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at December 31, 2022, adjusted for actual production. The pro forma depletion rates were applied to production volumes for the Talos properties and EnVen properties for the respective period. Depreciation, depletion and amortization increased by $132.5 million for the year ended December 31, 2022 and $3.9 for the period from January 1, 2023 to February 12, 2023.

(c)

Reflects changes in accretion expense that would have been recorded with respect to the allocated fair values attributable to asset retirement obligations assumed with a decrease to accretion expense of $3.3 million for the year ended December 31, 2022 and a decrease to accretion expense of $0.6 million for the period from January 1, 2023 to February 12, 2023.

(d)

Reflects amortization of the premium associated with senior notes assumed as a reduction to interest expense of $2.6 million for the year ended December 31, 2022 and $0.2 for the period from January 1, 2023 to February 12, 2023.

(e)

Reflects an increase in interest expense assuming additional borrowings of $163.2 million under the Bank Credit Facility to fund a portion of the cash consideration. For the year ended December 31, 2022, pro forma interest expense was based on a weighted-average interest rate of 5.47%. For the period from January 1, 2023 to February 12, 2023, pro forma interest expense was based on a weighted-average interest rate of 7.94%. The table below represents the effects of a one-eighth percentage point change in the interest rate on the pro forma interest associated with the additional borrowings (dollars in thousands):

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Weighted-average interest rate	7.94%	5.47%
Interest expense	$1,526	$8,929
Weighted-average interest rate—increase 0.125%	8.07%	5.60%
Interest expense	$1,550	$9,133
Weighted-average interest rate—decrease 0.125%	7.82%	5.35%
Interest expense	$1,502	$8,725

(f)

Reflects accretion of the discount as an increase to interest expense of $0.4 million and less than $0.1 million for the year ended December 31, 2022 and period from January 1, 2023 to February 12, 2023, respectively, associated with a consent solicitation fee of $3.1 million related to Talos Production’s senior notes.

(g)

Reflects accretion of discount as an increase to other income (expense) of $1.5 million and $0.1 million for the year ended December 31, 2022 and period from January 1, 2023 to February 12, 2023, respectively, associated with acquired notes receivable.

(h)

Reflects the income tax effect of the transaction accounting adjustments presented using the statutory tax rate in effect during the period. Because the tax rates used for these unaudited pro forma condensed combined statement of operations are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the EnVen Acquisition.

(i)	Reflects the increase in shares of Talos common stock resulting from the issuance of shares of Talos common stock to EnVen stockholders to effect the EnVen Acquisition.

Note 3—QuarterNorth Preliminary Acquisition Accounting

Talos has determined it is the accounting acquirer for the QuarterNorth Acquisition which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The allocation of the preliminary estimated purchase price with respect to the QuarterNorth Acquisition is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of September 30, 2023 using currently available information. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Talos’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The final purchase price allocation for the business combination will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the closing date of the QuarterNorth Acquisition. Talos expects to finalize the purchase price allocation as soon as practicable after completing the QuarterNorth Acquisition.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of QuarterNorth’s identifiable assets acquired and liabilities assumed as of the closing date of the QuarterNorth Acquisition, which could result from Talos’s additional valuation analysis, reserves estimates, discount rates and other factors.

Preliminary Estimated Purchase Price

The following table summarizes the preliminary estimate of the purchase price (in thousands, except per share data):

Shares of Talos common stock	24,800
Talos common stock price	$13.51

Stock consideration	$335,048
Cash consideration	$1,273,861

Total purchase price	$1,608,909

The stock consideration was determined using the closing price of Talos common stock on January 12, 2024. The final stock consideration will be based on the market price of Talos common stock when the QuarterNorth Acquisition is consummated. The following table summarizes the change in stock consideration resulting from a 10% fluctuation in the market price of Talos common stock (in thousands, except per share amounts):

	Talos share price	Purchase price (equity portion)
As presented	$13.51	$335,048
10% increase	14.86	368,553
10% decrease	12.16	301,543

Preliminary Estimated Purchase Price Allocation

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Assets Acquired
Current assets:
Cash and cash equivalents	$387,722
Accounts receivable	179,489
Prepaid expenses and other current assets	40,504
Property and equipment:
Proved properties	1,271,424
Unproved properties, not subject to amortization	428,104
Other property and equipment	6,741
Other long-term assets:
Operating lease assets	5,836
Other well equipment inventory	49,166
Other assets	933

Total assets to be acquired	$2,369,919

Liabilities assumed
Current liabilities:
Accounts payable	56,860
Accrued liabilities	108,360
Accrued royalties	14,182
Current portion of asset retirement obligations	10,577
Liabilities from price risk management activities	43,723
Accrued interest payable	138
Current portion of operating lease liabilities	1,225
Other current liabilities	1,718
Long-term liabilities:
Long-term debt	185,000
Asset retirement obligations	112,732
Liabilities from price risk management activities	9,641
Operating lease liabilities	4,848
Deferred tax liability	212,006

Total liabilities to be assumed	761,010

Net assets to be acquired	$1,608,909

Note 4—QuarterNorth Transaction Accounting Adjustments

The following adjustments and assumptions were made in the preparation of the unaudited pro forma financial statements:

(a)	Reflects reclassifications to the QuarterNorth historical financial statements to conform to Talos’s financial statement presentation.

(b)

Reflects an increase of $584.7 million in long-term debt and associated interest expense attributable to additional borrowings under the Bank Credit Facility to fund a portion of the cash consideration. The increase in interest expense assumes the borrowing occurred on January 1, 2022 and was outstanding for both the year ended December 31, 2022 and nine months ended September 30, 2023. For the year ended December 31, 2022 and nine months ended September 30, 2023, pro forma interest expense was based on a weighted-average interest rate of 5.47% and 8.10%, respectively. The table below represents the effects of a one-eighth percentage point change in the interest rate on the pro forma interest associated with the additional borrowings (dollars in thousands):

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Weighted-average interest rate	8.10%	5.47%
Interest expense	$35,507	$31,998
Weighted-average interest rate—increase 0.125%	8.22%	5.60%
Interest expense	$36,055	$32,729
Weighted-average interest rate—decrease 0.125%	7.97%	5.35%
Interest expense	$34,958	$31,267

(c)

Reflects the accrual for transaction costs of $14.6 million related to the QuarterNorth Acquisition including, among others, fees paid for financial advisors, legal services and professional accounting services. The costs are not reflected in the historical September 30, 2023 consolidated balance sheet of Talos, but are reflected in the Talos combined pro forma balance sheet as of September 30, 2023, as an increase to Accrued liabilities and increase to Accumulated deficit. The Talos combined pro forma statement of operations for the year ended December 31, 2022, reflects a $14.6 million expense to General and administrative expense as the transaction costs will be expensed by Talos as incurred. These amounts and their corresponding tax effect have not been reflected in the pro forma statement of operations for the nine months ended September 30, 2023, due to their nonrecurring nature. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the QuarterNorth Acquisition.

(d)	Reflects the cash consideration paid to QuarterNorth stockholders to effect the QuarterNorth Acquisition.

(e)

Reflects the increase in shares of Talos common stock and additional paid-in capital in excess of par resulting from the issuance of shares of Talos common stock to QuarterNorth stockholders to effect the QuarterNorth Acquisition based on the Talos closing share price of $13.51 on January 12, 2024.

(f)	Reflects the elimination of QuarterNorth’s historical equity balances in accordance with the acquisition method of accounting.

(g)

Reflect the income tax effects of the transaction accounting adjustments presented using the statutory tax rate in effect during the period. Because the tax rates used for these unaudited pro forma condensed combined statement of operations are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the QuarterNorth Acquisition.

(h)	Reflects the write-off of QuarterNorth’s historical unamortized and deferred financing costs.

(i)

Reflects the adjustments to reflect the preliminary estimated fair value of Talos common stock of $335.0 million and cash consideration of $1,273.9 million allocated to the estimated fair values of the assets acquired and liabilities assumed.

Reflects a $663.5 million increase to Total Property and Equipment, net calculated as the difference between the estimated fair value and QuarterNorth’s historical net book value. The change is primarily a result of (i) a decrease in Proved properties as a result of QuarterNorths’s partial depletion of proved oil and natural gas reserves which is presented in Accumulated depreciation, depletion and amortization offset by the increase in estimated fair value of the remaining proved reserves over historical cost, (ii) increase in Unproved properties, not subject to amortization due to higher fair values of properties compared to historical value and (iii) the elimination of the historical QuarterNorth Accumulated depreciation, depletion and amortization. The fair value of oil and natural gas properties were measured using a discounted cash flow technique of valuation. Inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated cash flows and (vi) a market-based weighted average cost of capital rate. These estimates require significant judgment and may vary due to many factors, such as, but not limited to, the inputs to the fair value measure described above.

(j)

Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the QuarterNorth Acquisition. The pro forma depletion rate for the year ended December 31, 2022 was estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at December 31, 2022, adjusted for actual production. The pro forma depletion rate for the nine months ended September 30, 2023 was estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at September 30, 2023, adjusted for actual production. The pro forma depletion rates were applied to production volumes for the Talos properties, the EnVen properties and QuarterNorth properties for the respective periods. Depreciation, depletion and amortization decreased by $2.5 million for the year ended December 31, 2022 and $0.4 million for the nine months ended September 30, 2023.

(k)

Reflects purchase accounting adjustment to the Historical QuarterNorth Deferred tax liability of $68.0 million to record the estimated deferred income tax effects of $144.0 million to reflect the QuarterNorth Acquisition. Because the tax rates used for these unaudited pro forma condensed balance sheet are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the QuarterNorth Acquisition.

(l)

Reflects the elimination of revenues and costs of good sold associated with the disposition of QuarterNorth’s decommissioning services business under turnkey agreements. The revenues and costs are not expected to be incurred in any period beyond 12 months from the closing date of the QuarterNorth Acquisition.

(m)

In the event that additional financing is needed to fund the cash consideration for the QuarterNorth Acquisition, we received a $650.0 million commitment under a bridge credit facility from a syndicate of lenders, including some lenders under our Bank Credit Facility. For pro forma purposes, the bridge loan was unused and the adjustment reflects the amortization of debt issuance costs associated with the unused bridge facility. If the bridge loan were fully utilized to partially fund the cash consideration for the QuarterNorth Acquisition, the incremental interest expense in the pro forma financial statements would be $59.2 million and $37.5 million for the year ended December 31, 2022 and nine months ended September 30, 2023, respectively.

(n)

Reflects the accrual of contractual severance and other separation benefits associated with existing QuarterNorth employment agreements in connection with the termination of certain executive officers of QuarterNorth that will occur immediately after the consummation of the QuarterNorth Acquisition. The post-combination expense is reflected in the Talos combined pro forma balance sheet as of September 30, 2023, as an increase to Accrued liabilities and to Accumulated deficit, and in the Talos combined pro forma statement of operations for the year ended December 31, 2022, within General and administrative expense.

Note 5—Equity Financing

We expect to generate gross proceeds of $300.0 million (before underwriting discounts and commissions and offering expenses) in an underwritten offering of our common stock to partially fund the cash consideration in the QuarterNorth Acquisition. After deducting the underwriting discounts and commissions and offering expenses payable by us, the total net proceeds are expected to be approximately $287.8 million. Based on the closing price of Talos common stock on January 12, 2024 of $13.51, we expect to issue approximately 22.2 million shares of common stock (assuming no exercise of underwriters’ option to purchase additional shares). The following table summarizes the estimated common stock to be issued resulting from a 10% fluctuation in the market price of Talos common stock (in thousands, except per share amounts):

	Talos share price	Common stock issued
As presented	$13.51	22,206
10% increase	14.86	20,187
10% decrease	12.16	24,673

Note 6—Supplemental Pro Forma Oil and Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2022, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2022.

The following estimated pro forma oil and gas reserves information is not necessarily indicative of the results that might have occurred had the EnVen Acquisition and QuarterNorth Acquisition been completed on January 1, 2022, and is not intended to be a projection of future results.

	Crude Oil Reserves (MBbls)
	Historical Talos	Historical EnVen	Historical QuarterNorth	Pro Forma Combined Talos
Total proved reserves at January 1, 2022	107,764	42,596	42,507	192,867
Revision of previous estimates	(5,625)	4,113	10,500	8,988
Production	(14,561)	(7,049)	(7,559)	(29,169)
Purchase of reserves	—	—	244	244
Sales of reserves	(158)	—	(1,913)	(2,071)
Extensions and discoveries	3,639	2,502	4,304	10,445

Total proved reserves at December 31, 2022	91,059	42,162	48,083	181,304
Total proved developed reserves as of:
December 31, 2021	93,420	36,281	22,732	152,433
December 31, 2022	80,285	34,468	25,201	139,954
Total proved undeveloped reserves as of:
December 31, 2021	14,344	6,315	19,775	40,434
December 31, 2022	10,774	7,694	22,882	41,350

	Natural Gas Reserves (MMcf)
	Historical Talos	Historical EnVen	Historical QuarterNorth	Pro Forma Combined Talos
Total proved reserves at January 1, 2022	236,353	41,003	111,155	388,511
Revision of previous estimates	(8,302)	195	7,147	(960)
Production	(32,215)	(5,921)	(11,689)	(49,825)
Purchase of reserves	—	—	363	363
Sales of reserves	(7,625)	—	(3,274)	(10,899)
Extensions and discoveries	31,340	1,710	8,599	41,649

Total proved reserves at December 31, 2022	219,551	36,987	112,301	368,839
Total proved developed reserves as of:
December 31, 2021	186,442	36,930	58,526	281,898
December 31, 2022	161,727	25,717	55,383	242,827
Total proved undeveloped reserves as of:
December 31, 2021	49,911	4,073	52,629	106,613
December 31, 2022	57,824	11,270	56,918	126,012

	NGL Reserves (MBbls)
	Historical Talos	Historical EnVen	Historical QuarterNorth	Pro Forma Combined Talos
Total proved reserves at January 1, 2022	14,435	980	5,522	20,937
Revision of previous estimates	(2,002)	340	274	(1,388)
Production	(1,793)	(308)	(686)	(2,787)
Purchase of reserves	—	—	17	17
Sales of reserves	—	—	(244)	(244)
Extensions and discoveries	2,288	109	562	2,959

Total proved reserves at December 31, 2022	12,928	1,121	5,445	19,494
Total proved developed reserves as of:
December 31, 2021	11,792	854	2,968	15,614
December 31, 2022	9,315	1,036	2,700	13,051
Total proved undeveloped reserves as of:
December 31, 2021	2,643	126	2,554	5,323
December 31, 2022	3,613	85	2,745	6,443

	Total Reserves (Mboe)
	Historical Talos	Historical EnVen	Historical QuarterNorth	Pro Forma Combined Talos
Total proved reserves at January 1, 2022	161,591	50,410	66,555	278,556
Revision of previous estimates	(9,010)	4,485	11,965	7,440
Production	(21,723)	(8,344)	(10,194)	(40,261)
Purchase of reserves	—	—	322	322
Sales of reserves	(1,429)	—	(2,703)	(4,132)
Extensions and discoveries	11,150	2,896	6,300	20,346

Total proved reserves at December 31, 2022	140,579	49,447	72,245	262,271
Total proved developed reserves as of:
December 31, 2021	136,286	43,290	35,454	215,030
December 31, 2022	116,555	39,790	37,132	193,477
Total proved undeveloped reserves as of:
December 31, 2021	25,305	7,120	31,101	63,526
December 31, 2022	24,024	9,657	35,113	68,794

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following table presents the estimated pro forma discounted future net cash flows at December 31, 2022. The pro forma standardized measure information set forth below gives effect to the EnVen Acquisition and QuarterNorth Acquisition as if these acquisitions had been completed on January 1, 2022. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil, Natural Gas and NGL Reserves” reported in Talos’s Annual Report on Form 10-K for the year ended December 31, 2022, the “Standardized Measure of Discounted Future Net Cash Flows” reported in EnVen’s Annual Report for the year ended December 31, 2022 and the “Standardized Measure of Discounted Future Net Cash Flows” reported in QuarterNorth’s Annual Report for the year ended December 31, 2022. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the Talos Annual Report on Form 10-K, EnVen Annual Report and QuarterNorth Annual Report. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2022.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had these acquisitions been completed on January 1, 2022 and is not intended to be a projection of future results.

	Historical	Historical	Historical	Pro Forma Combined
	Talos	EnVen	QuarterNorth	Talos
	(In thousands)
At December 31, 2022
Future cash inflows	$10,674,896	$4,172,745	$5,507,038	$20,354,679
Future costs:
Production	(1,906,752)	(999,608)	(1,273,184)	(4,179,544)
Development and abandonment	(1,873,453)	(524,314)	(521,676)	(2,919,443)

Future net cash flows before income taxes	6,894,691	2,648,823	3,712,178	13,255,692
Future income tax expense	(1,114,409)	(521,708)	(686,808)	(2,322,925)

Future net cash flows after income taxes	5,780,282	2,127,115	3,025,370	10,932,767
Discount at 10% annual rate	(1,411,834)	(500,588)	(775,938)	(2,688,360)

Standardized measure of discounted future net cash flows	$4,368,448	$1,626,527	$2,249,432	$8,244,407

Pro Forma Change in Standardized Measure of Discounted Future Net Cash Flows

The change in the pro forma standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2022 are as follows:

	Historical	Historical	Historical	Pro Forma Combined
	Talos	EnVen	QuarterNorth	Talos
	(In thousands)
Standardized measure at January 1, 2022	$3,440,611	$1,140,435	$1,381,632	$5,962,678
Sales and transfers of oil, net gas and NGLs produced during the period	(1,340,400)	(588,601)	(769,587)	(2,698,588)
Net change in prices and production costs	2,388,442	734,853	1,345,716	4,469,011
Changes in estimated future development and abandonment costs	(84,391)	(10,620)	10,717	(84,294)
Previously estimated development and abandonment costs incurred	20,107	8,866	4,788	33,761
Accretion of discount	392,600	139,678	138,163	670,441
Net change in income taxes	(327,265)	(131,681)	(517,669)	(976,615)
Purchase of reserves	—	—	14,149	14,149
Sales of reserves	(5,218)	—	(63,448)	(68,666)
Extensions and discoveries	202,239	184,936	289,031	676,206
Net change due to revision in quantity estimates	(255,743)	198,557	471,733	414,547
Changes in production rates (timing) and other	(62,534)	(49,896)	(55,793)	(168,223)

Standardized measure at December 31, 2022	$4,368,448	$1,626,527	$2,249,432	$8,244,407